Exhibit 99.1
Alnylam Announces Key Product and Business Goals for 2007
Company Expects to Advance Proprietary and Partnered Pipeline of RNAi Therapeutics Toward
Human Proof-of-Concept and to Form Significant New Alliances
CAMBRIDGE, Mass., Jan 08, 2007 — Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today its key product and business goals for 2007, including financial guidance.
“The year 2006 was transformational for Alnylam, and for the field of RNAi. We intend to build significantly on this progress in 2007 with important advances in our pipeline of proprietary and partnered RNAi therapeutics, including human proof-of-concept data within the next 12 to 18 months,” said John Maraganore, Ph.D., President and Chief Executive Officer of Alnylam Pharmaceuticals. “Further, with the heightened level of interest in RNAi therapeutics as a source of innovative medicines, combined with Alnylam’s unparalleled intellectual property estate, we plan to form at least one significant new alliance in 2007. Finally, we aim to execute on our product and business goals while maintaining a solid financial position with over $180 million in cash at year-end.”
Product Goals
•	Demonstrate Human Proof-of-Concept Data. Alnylam expects to publish or present human proof-of-concept data demonstrating the effectiveness of an RNAi therapeutic to target a specific disease in human subjects within the next 12 to 18 months.

•	Advance ALN-RSV01 for the Treatment of Respiratory Syncytial Virus (RSV) Infection. Alnylam plans to present data from its ongoing Phase I inhalation trial in adult volunteers in the first half of 2007. The company is also conducting an experimental infection study in adult volunteers and expects to begin the treatment protocol for this study in the first half of 2007 and present data in the second half of 2007. In addition, the company intends to initiate a Phase II trial in naturally infected patients in the second half of 2007.

•	Expand Clinical Development Pipeline. Alnylam expects to file investigational new drug applications (INDs) for two programs in 2007; candidates include ALN-FLU01 for the treatment of pandemic influenza and ALN-PCS01 for the treatment of hypercholesterolemia. In addition, the company expects to announce two new development candidates as it continues to expand its pipeline of RNAi therapeutics.

•	Maintain Leadership Position with Systemic Delivery and microRNAs. The company expects to continue its efforts to optimize systemic delivery for RNAi therapeutics and plans to present or publish new non-human primate data in the first half of 2007. Also this year, Alnylam plans to publish two or more major papers related to in vivo efficacy for RNAi therapeutics delivered systemically and two or more papers from its research progress on microRNAs and “antagomirs,” chemically synthesized molecules that can work to silence disease-causing microRNAs.

Business Goals
•	Form Major New Alliance(s). Alnylam intends to form one or more new alliance(s) with leading companies to continue to develop and fund its growing pipeline of RNAi therapeutics.

•	Expand Intellectual Property (IP) Position. The company expects to further augment its fundamental IP position by obtaining multiple patent issuances and grants in the U.S. and Europe over the course of the year.

•	Monetize IP Position. The company plans to realize additional near-term value from its IP estate by granting more than five new InterfeRx™ or research product licenses.

•	Leverage Alliances. Alnylam expects to receive more than $25 million in alliance-based funding in 2007, which includes expected R&D funding and achievement of additional objectives under its alliances with collaborators including Merck, Medtronic, Novartis, and Biogen Idec.

•	Maintain Solid Financial Performance. Alnylam is on track to meet its revised guidance of finishing 2006 with more than $215 million in cash. In 2007, Alnylam aims to maintain a solid financial position while executing on its product and business goals, and expects to end the year with greater than $180 million in cash.
About RNA Interference (RNAi)
RNA interference, or RNAi, is a naturally occurring mechanism within cells for selectively silencing and regulating specific genes. The discovery of RNAi has been widely acknowledged as a major breakthrough in biology, and the technology was recognized for its potential broad impact in medicine with the award of the 2006 Nobel Prize for Physiology or Medicine. Since many diseases are caused by the inappropriate activity of specific genes, the ability to silence genes selectively through RNAi could provide a new way to treat a wide range of human diseases. RNAi is induced by small, double-stranded RNA molecules. One method to activate RNAi is with chemically synthesized small interfering RNAs, or siRNAs, which are double-stranded RNAs that are targeted to a specific disease-associated gene. The siRNA molecules are used by the natural RNAi machinery in cells to cause targeted gene silencing.
About Alnylam
Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is applying its therapeutic expertise in RNAi to address significant medical needs, many of which cannot effectively be addressed with small molecules or antibodies, the current major classes of drugs. Alnylam is building a pipeline of RNAi therapeutics; its lead program is in Phase I human clinical trials for the treatment of respiratory syncytial virus (RSV) infection, which is the leading cause of hospitalization in infants in the U.S. The company’s leadership position in fundamental patents, technology, and know-how relating to RNAi has enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, and Biogen Idec. The company, founded in 2002, maintains global headquarters in Cambridge, Massachusetts, and has an additional operating unit in Kulmbach, Germany. For more information, visit www.alnylam.com.
Alnylam Forward-Looking Statements
Various statements in this release concerning our future expectations, plans and prospects, including without limitation, the need for novel RNAi therapeutics, our views with respect to the potential for RNAi therapeutics, including ALN-RSV01, and our expectations with respect to the timing and success of our clinical and pre-clinical trials, the timing of regulatory filings, the expansion of our pipeline of product candidates, the formation of new alliances and the grant of additional licenses, the receipt of funding, and our cash position at the end of 2006 and 2007, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recent report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.